As filed with the Securities and Exchange Commission on March 21, 2016

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PCM, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-4518700
(State or Other Jurisdiction of Incorporation of Organization)	(I.R.S. Employer Identification No.)

1940 East Mariposa Avenue

El Segundo, CA 90245

(Address of Principal Executive Offices)

PCM, Inc. 2012 Equity Incentive Plan

(Full Title of Plan)

Frank F. Khulusi

Chairman of the Board and Chief Executive Officer

PCM, Inc.

1940 East Mariposa Avenue

El Segundo, CA 90245

(Name and Address of Agent for Service)

(310) 354-5600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Craig S. Mordock

Sheppard, Mullin, Richter & Hampton LLP

650 Town Center Drive, 4th Floor

Costa Mesa, CA 92626

(714) 513-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,000,000	$8.00	$16,000,000	$1,612

(1)	Additional shares that are available for grant under the PCM, Inc. 2012 Equity Incentive Plan, as amended and approved by its stockholders at its Annual Meeting of Stockholders on July 21, 2015. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Global Market on March 16, 2016.

EXPLANATORY NOTE

This Registration Statement is being filed by the Registrant to register an additional 2,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Registrant, which may be awarded under the Registrant’s 2012 Equity Incentive Plan (the “Plan”). On July 21, 2015, the Registrant’s stockholders approved the amendment to the Plan that increased by 2,000,000 the number of shares of Common Stock with respect to which the Registrant may make awards under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 filed August 10, 2012 registering 4,404,061 shares of Common Stock (Commission File No. 333-183241) are incorporated herein by reference and made a part hereof, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents, which have been filed with the Securities and Exchange Commission:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Commission on March 15, 2016; and

(b)	the description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on March 31, 1996 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits.

4.1	PCM, Inc. 2012 Equity Incentive Plan (incorporated herein by reference to Annex A to the definitive proxy statement on Schedule 14A of PCM, Inc. (File No. 0-25790) filed with the Commission on June 19, 2015)

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page)

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SIGNATURES

Pursuant to the requirements of the Securities Act, PCM, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on March 18, 2016.

PCM, INC.

By:	/s/ Frank F. Khulusi
Frank F. Khulusi
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Frank F. Khulusi, Robert I. Newton and Brandon H. LaVerne, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Frank F. Khulusi	Chairman of the Board of Directors and Chief	March 18, 2016
Frank F. Khulusi	Executive Officer (Principal Executive Officer)

/s/ Brandon H. LaVerne	Chief Financial Officer, Chief Accounting Officer	March 18, 2016
Brandon H. LaVerne	and Treasurer (Principal Financial and Accounting Officer)

/s/ Thomas A. Maloof	Director	March 18, 2016
Thomas A. Maloof

/s/ Ronald B. Reck	Director	March 18, 2016
Ronald B. Reck

/s/ Paul C. Heeschen	Director	March 18, 2016
Paul C. Heeschen

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EXHIBIT INDEX

Exhibit Number	Description

4.1	PCM, Inc. 2012 Equity Incentive Plan (incorporated herein by reference to Annex A to the definitive proxy statement on Schedule 14A of PCM, Inc. (File No. 0-25790) filed with the Commission on June 19, 2015)

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (contained in Exhibit 5.1)

23.2	Consent Independent Registered Public Accounting Firm

24.1	Power of Attorney (see signature page)